                                                                   Exhibit 10.23

                                      LEASE

     THIS LEASE, is made this 21st day of October, 2004, between WEST REAL ESTATE AND MANAGEMENT, INC., a Minnesota corporation, (hereinafter designated as "Landlord") and ATMI PACKAGING, INC., a Minnesota corporation (hereinafter designated "Tenant"), and guaranteed by ATMI, Inc., a Delaware corporation ("Guarantor") pursuant to the Guaranty attached hereto as Exhibit B.

                                   WITNESSETH:

     ARTICLE 1 - PREMISES AND TERM. Landlord, in consideration of the rental herein agreed to be paid by Tenant and the other conditions, agreements and stipulations of Tenant herein expressed and agreed to be kept and performed by Tenant, does hereby demise and lease unto Tenant for the period of October 21st, 2004, through August 31, 2005, approximately 25,000 square feet as depicted on Exhibit A hereto, and thereafter beginning on September 1, 2005, through the remainder of the lease term the entire 68,040 square feet (inclusive of the aforesaid approximate 25,000 square feet) in the building located at 10851 Louisiana Avenue South in the City of Bloomington, County of Hennepin, State of Minnesota, together with parking areas, sidewalks and yard areas adjacent thereto, hereinafter referred to as the "leased premises".

     TO HAVE AND TO HOLD the leased premises and appurtenances for a term beginning October 21st, 2004, and continuing for a period of six (6) years unless sooner terminated, as hereinafter provided until August 31, 2010.

     Tenant may elect to occupy the full 68,040 square feet prior to September 1, 2005, in which case the base rent schedule below and the Operating Expenses paid pursuant to Section 33 below would be increased to reflect the full 68,040 square feet. Rent on the full 68,040 will commence on the earliest to occur of
(i) commencement of operations by Tenant in the full 68,040 space, or (ii) September 1, 2005 (such earlier date, the "Commencement Date").

     ARTICLE 2 - BASE RENT. Landlord reserves and Tenant covenants to pay to Landlord, without notice or demand, and without abatement, deduction or setoff, at its office, or at such other place as Landlord may, from time to time, designate in writing (i) a gross rent of $125,000.00 for the period of October 21, 2004 through the Commencement Date payable in advance in equal monthly installments commencing on November 1, 2004, and (ii) beginning on the Commencement Date, a base rent per month on the first day of each and every calendar month in advance during the remainder of the Lease term as set forth below. Partial months shall be pro-rated. Beginning on the Commencement Date, Tenant shall pay, in addition to base rent, all Operating Expenses, as described in Section 33 below, it being the intention of Landlord and Tenant that, as of the Commencement Date this be an entirely net-net-net lease to Landlord.

   LEASE YEARS 2     BASE RENT   ANNUAL BASE   MONTHLY BASE
     THROUGH 6        /SQ. FT.       RENT          RENT
------------------   ---------   -----------   ------------
9/1/2005-8/31/2006     $4.25     $289,170.00    $24,097.50
9/1/2006-8/31/2007     $4.38     $298,015.20    $24,834.60
9/1/2007-8/31/2008     $4.51     $306,860.40    $25,571.70
9/1/2008-8/31/2009     $4.67     $317,746.80    $26,478.90
9/1/2009-8/31/2010     $4.67     $317,746.80    $26,478.90

     ARTICLE 3 - BUSINESS USE. The leased premises shall be used and occupied by Tenant for multi-purpose manufacturing, research and development, and office space and any other lawful purpose which is reasonably approved by Landlord in writing. Such use and occupancy shall be in compliance with all applicable laws, ordinances and governmental regulations. The leased premises shall be used only in accordance with all requirements of law and any applicable public authority.

     ARTICLE 4A - SUBORDINATION. Tenant agrees that this Lease shall be subordinate to the lien of any mortgages that may hereafter be placed upon said leased premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. In the event any mortgagee elects to have this Lease prior in lien to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease shall be deemed prior to said mortgage, whether this Lease is dated prior to or subsequent to the date of said mortgage; provided, that any such lender agrees that it will not disturb Tenant's possession; and provided further, that Tenant is not then in default with respect to the terms and conditions of this Lease. Landlord, however, shall have and reserves the right to grant to any such mortgagee, by any such mortgage, and whether this Lease be prior or subordinate to such mortgage, the right to receive, for application to the debt secured by such mortgage, all or any part of the proceeds of any condemnation of the leased premises, or all or any portion of the rents payable hereunder and Tenant shall acknowledge same to such Mortgagee upon request.

     ARTICLE 4B - CERTIFICATION THAT LEASE IS IN FULL FORCE AND EFFECT. For the purposes of mortgaging the leased premises or for the sale of the leased premises, Tenant shall, at any time, on fifteen (15) days' prior written notice by Landlord, execute, acknowledge, and deliver to Landlord a written statement certifying that this Lease continues unmodified and is in full force and effect (or if there have been modifications, that this Lease continues in full force and effect as modified and stating the modifications), and the dates to which the rent and the additional rent have been paid, and stating whether Tenant or Landlord is in default in performing any covenant to this Lease, and, should Tenant be in default, specifying each and every such default, and such other matters relating to this Lease that such lender, mortgagee or purchaser may further reasonably request, it being intended that any such statement delivered pursuant to this paragraph may be relied on by Landlord or any prospective purchaser or mortgagee of the fee or any assignee of any mortgages on the fee of the leased property.

     Tenant's failure to execute and deliver to Landlord the above described certification within the time specified shall be deemed the equivalent of the delivery of the certification by Tenant to Landlord to the effect that this Lease continues in full force and effect (as modified, if any modifications have been made) and that Landlord has complied with all the terms, covenants and conditions of this Lease.

     ARTICLE 5 - CARE OF PREMISES. Tenant shall, at its expense, keep the leased premises and all parts thereof used by it and all of Tenant's leasehold improvements used by it in a clean, safe and sanitary and a good and reasonable condition, conform the leased premises and conform its business to applicable laws, ordinances, regulations and codes, whether state, federal or local in nature; store within the leased premises and remove regularly all trash and garbage; forthwith replace broken glass in exterior and interior windows and doors with glass of same quality. Tenant shall not deface, injure, waste, or damage the leased premises; conduct business so as to constitute a nuisance; overload any floor or facility; make any structural alterations; throw foreign substances in plumbing facilities or use any improvement which is part of the leased premises for any purpose other than that for which constructed.

     ARTICLE 6 - REPAIRS. Tenant shall at all times keep the leased premises, all of Tenant's leasehold improvements, including maintenance of walls and entrances, all glass and window moldings and all partitions, floors, fixtures, equipment and appurtenances thereof (including lighting, light bulbs and ballasts), heating and plumbing fixtures, heating and air conditioning systems which are located in or about the leased premises in good order, condition, replacement and repair. Structural portions of the building shall be the responsibility of Landlord. For purposes of this Article, structural portions of the building shall include the outer walls, roof, foundation and supporting members (bearing walls) of the building structure of which the leased premises constitute a part. Landlord represents and warrants that, as of the date of mutual execution of this Lease, to the best of Landlord's knowledge the structural portions of the building are sound and that existing plumbing, heating, electrical and mechanical systems in the building are in working condition. Landlord shall use commercially reasonable efforts to minimize disturbance to Tenant's business operations in performing any structural repairs to the building, and all such repairs shall be made by Landlord in a good, workmanlike manner.

     Tenant shall secure maintenance contracts or other similar contracts for all heating, venting and air conditioning systems constituting a part of the leased premises in order to assure Tenant's performance of such obligations pursuant to this Lease. In the alternative, Tenant may utilize qualified in-house personnel to effectuate any necessary repairs and/or maintenance of the aforesaid. If Tenant refuses or neglects to reasonably maintain, replace or repair the leased premises as required hereunder as soon as reasonably possible after written demand, Landlord may , after prior written notice to Tenant (except in the case of an emergency), make such repairs or replacements or provide for such maintenance without liability to Tenant, for any loss or damage that may accrue to Tenant's merchandise, trade fixtures, fixtures, leasehold improvements or other property or to Tenant's business. The cost to Tenant shall be Landlord's cost plus 10% for overhead and said cost shall be payable as additional rent, upon presentation of a bill from Landlord.

     Landlord represents and warrants that, to the best of its knowledge, the existing mechanical, sprinkler, electrical, plumbing and fire safety systems of the building are in proper working order as of the date of mutual execution of this Lease by Landlord and Tenant and that the leased premises complies with the American with Disabilities Act and all applicable Environmental Laws. Tenant has inspected the leased premises and is thoroughly acquainted with its condition and agrees (subject to Landlord's representation and warranty set forth in the prior sentence) to take Tenant leasehold the same in an "AS-IS" condition and Tenant shall be responsible and complete any improvements at Tenant's cost and expense. Any contractors used by Tenant must be reasonably approved in advance by Landlord in writing. Landlord hereby approves McGough Construction as general contractor for Tenant's improvements; provided, that Landlord hereby reserves the right to approve the planned improvements to the leased premises proposed by Tenant. Except as expressly set forth in this Article 6, Landlord has made no representation or promises with respect to the physical condition of the leased premises or any other matter relating thereto and Tenant acknowledges that it has not relied upon statements of Landlord as to the condition of the leased premises except as set forth above.

     ARTICLE 7 - SPRINKLERS. A sprinkler system is already installed in the building comprising a part of the leased premises and such sprinkler system shall be maintained and repaired to good working condition by Tenant at its cost and expense. If due to use of the leased premises by Tenant, the Insurance Service Office of Minnesota, or the local fire department, or any bureau, department or official of the State or City Government require that any further installation, changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied, or if any such further installation, changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by Landlord's fire insurance carrier, then Tenant shall, at Tenant's expense, promptly make and supply such installation, changes, modifications, alterations, additional sprinkler heads or other equipment.

     ARTICLE 8 - SIGNS. Tenant shall not erect, place or display or allow to be erected, placed, or displayed any lettering, sign, advertisement, awning, or other projection in or on the leased property or in or on the building of which it forms a part without Landlord's written consent, which consent shall not be unreasonably withheld or delayed. Landlord has sole right of approval relating, but not limited to, size, type, materials and location of any signs. Within thirty (30) days after mutual execution of this Lease, Landlord, at Landlord's expense, will remove the exterior signage of the previous tenant and treat the building exterior to remove marks or "shadows" left behind by the removal of such signage.

     Tenant agrees to keep the signs erected, placed or maintained by it on the leased premises in a good state of repair and to save Landlord harmless from any loss, cost, or damage resulting from the erection, maintenance, existence, or removal of any of its signs.

     At the end of the term of this Lease or of any renewal thereof, Tenant shall remove its signs at its own expense and repair any damage to the leased premises resulting from the erection, maintenance, or removal of its sign.

     ARTICLE 9 - ALTERATIONS, INSTALLATIONS, FIXTURES. Except as hereinafter provided, Tenant shall not make any alterations in or additions to the building other than cosmetic, non-structural alterations, which with respect to (a) the office space portion of the leased premises do not exceed $10,000.00 in costs and (b) the non-office space portion of the leased premises do not exceed $75,000.00 in costs, in each case without the prior written consent of Landlord and approval of reasonably detailed plans and specifications for such alterations or additions, which consent shall not be unreasonably withheld, conditioned or delayed. Any alterations in or additions to the non-office space portion shall by removed or by Tenant at the expiration or earlier termination of this Lease unless Landlord otherwise elects by written notice given to Tenant. Tenant shall strictly comply with the building standards set forth on Schedule 9 and to all plans and specifications approved by Landlord and shall not make material changes thereto without Landlord's prior written consent. If alterations become necessary because of the application of laws or ordinances or of the directions, rules or regulations of any applicable governing regulatory body as a result of Tenant's use of the leased premises, Tenant shall make such alterations at its own cost and expense after first obtaining Landlord's written approval of plans and specifications, which shall not be unreasonably withheld, conditioned or delayed, and furnishing such indemnification against liens, costs, damages, and expenses as Landlord may reasonably require. Tenant shall not, without the advance written consent of Landlord, which shall not be unreasonably withheld, install any exterior lighting or plumbing fixtures, shades, awnings, canopies, marquees or any exterior decorations or painting or similar devices on the roof or exterior walls of the building or change or alter any structural elements of the building, walls or roof. At the expiration or sooner termination of this Lease, Tenant, at the option of Landlord, shall return the non-office space portion of the leased premises to their original condition, subject to normal wear and tear; provided, however, that Tenant shall not be required to reconstruct any demising walls removed by Tenant. Title to any and all such office space leasehold improvements, alterations, installations or additions shall revert to Landlord upon expiration or sooner termination of this Lease at Landlord's option. Title to any and all such non-office space leasehold improvements, alterations, installations or additions of the leased premises (including, without limitation, any heating, ventilating and air conditioning units installed by Tenant) shall remain at all times with Tenant. Landlord shall not charge any administrative, oversight or other fee related to Tenant's alterations. Tenant shall post a bond, letter of credit, additional security deposit or other form of security reasonably acceptable to Landlord in the amount of $150,000.00 to secure Tenant's compliance with its obligations to remove all non-office alterations at the end of the Lease. Tenant shall retain the services of Pope Associates, Inc. or another architect reasonably approved by Landlord for the purposes of office and warehouse layouts to prepare the necessary plans and specifications for construction of Tenant improvements.

     ARTICLE 10 - PUBLIC LIABILITY INSURANCE. During the lease term, or any renewal or extension thereof, if any, Tenant shall keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the leased premises and the business of Tenant and any subtenant, on terms and with companies with a Best's Rating of AA or better, in which both Tenant and Landlord shall be named insured's with respect to claims resulting from Tenant's use of the leased premises under limits of liability of at least:
$2,000,000 for injury or death to any one person; $3,000,000 for injury or death to more than one person; and $500,000 with respect to damage to property. Tenant shall furnish Landlord with certificates or other acceptable evidence that such insurance is in effect with a waiver of subrogation in favor of Landlord (as his interest may appear) with respect to claims resulting from Tenant's use of the leased premises. Tenant shall keep in full force and effect worker's compensation insurance on its employees and upon request shall provide Landlord with acceptable evidence that such insurance is in effect.

     ARTICLE 11 - MECHANIC'S LIENS. Tenant agrees to pay all sums of money in respect of any labor, services, materials, supplies, or equipment furnished to Tenant in or about the leased premises, and not furnished on order of Landlord, which may be secured by any mechanic's, materialmen's or other lien against the leased premises or Landlord's interest therein and will cause each such lien to be discharged at the time performance of any obligation secured thereby matures. Landlord shall have the right to post and maintain on the leased premises, notice of non-responsibility under the laws of Minnesota notifying all contractors that Landlord has no responsibility for payment for improvement work contracted for by Tenant and stating that Landlord's premises cannot be liened because of Tenant's nonpayment for such improvement work. Tenant shall have the reasonable right to protest any such mechanic's, materialmen's or other such lien through appropriate legal proceedings provided Tenant shall provide Landlord a bond or other security reasonably satisfactory to Landlord, or other evidence reasonably satisfactory to Landlord evidencing Tenant's ability to pay such lien even if so contested. Prior to commencing any improvement work to the leased premises, for all costs in excess of the amounts set forth under Article 9(a) or Article 9(b) Tenant shall provide security reasonably acceptable to Landlord in the form of a letter of credit, construction escrow, or other security reasonably acceptable to Landlord to secure Tenant's lien-free completion of such improvement work. Notwithstanding the previous sentence, as security to Landlord for the lien-free completion of Tenant's initial construction work, Tenant shall provide to Landlord an irrevocable Letter of Credit from J.P. Morgan Chase or another lender reasonably acceptable to Landlord in the amount of the aggregate construction budget for Tenant's initial improvement work (the "Letter of Credit"). Such Letter of Credit shall be in a form reasonably satisfactory to Landlord and shall be delivered to Landlord at least ten (10) days before Tenant commences any of Tenant's initial improvement work at the leased premises. Landlord will be entitled to draw on the Letter of Credit to remove any mechanics lien against its property resulting from Tenant's improvement work which remains uncured by Tenant beyond applicable notice and cure periods provided in this Lease, and subject to Tenant's right to protest such mechanics lien as provided in this Section 11. Upon completion of the initial construction in accordance with the plans and specifications therefor and evidence reasonably satisfactory to Landlord that all such work has been paid for by Tenant and lien waivers obtained, Landlord shall release the Letter of Credit. Tenant shall also provide to Landlord a copy of its general contract with McGough Construction (redacted by McGough, if necessary, to protect confidential information), and a reasonably detailed construction budget for the project. Landlord agrees to keep McGough's construction contract confidential, but may share same with Landlord's accountants and attorneys provided they also agree to keep such contract confidential.

     ARTICLE 12 - ASSIGNMENT OR SUBLETTING. Tenant agrees not to sell, assign, mortgage, pledge, sublease, or in any manner transfer this Lease or any estate or interest hereunder without the previous written consent of Landlord in each instance which consent will not be unreasonably withheld. Consent by Landlord to one assignment of this Lease or to one subletting of the leased premises shall not be a waiver of Landlord's rights under this Article as to any subsequent assignment or subletting. Tenant shall not be required to obtain Landlord's consent for an assignment to an Affiliate, provided Guarantor remains liable under the Guaranty attached hereto


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
as Exhibit B. For purposes of this Article 12, an "Affiliate" means any person or entity which controls, is controlled by, or is under common control with, Tenant.

     Landlord's right to assign this Lease is and shall remain unqualified. Upon any sale of the leased premises and providing the purchaser assumes all obligations under this Lease from and after the date of conveyance, Landlord shall thereupon be entirely free of all obligations of Landlord hereunder, except as shall have accrued prior to the date of such conveyance and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

     ARTICLE 13 - LANDLORD'S ACCESS TO PREMISES. Landlord reserves the right to enter upon the leased premises at reasonable business hours upon 24-hours' prior notice and in the company of a representative of Tenant (except in an emergency) to inspect the same or to make repairs, additions or alterations to the leased premises or other property, or to exhibit the leased premises to prospective tenants, purchasers or others; to enter at any time in the event of an emergency, and to display during the last year of the term or renewal term, without hindrance or molestation by Tenant, "For Rent" or similar signs on windows or doors in the leased premises, or on or around the yard areas or on the building. Tenant shall not change keys or locks for the leased premises without notifying Landlord and providing Landlord with copies of all keys for the leased premises. Landlord and Agent shall be allowed to take all materials into and upon the leased premises that may be required in connection with any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant's covenants and obligations hereunder; provided, however, that Landlord shall use reasonable efforts to avoid interference with Tenant's business operations and Tenant's occupancy and use of the leased premises.

     ARTICLE 14 - UTILITY SERVICE. Landlord agrees to cause mains, conduits, and other facilities to be provided to the property lines and to supply gas, water, electricity and sanitary sewer to the property lines. Tenant shall pay, when billed, for all water, gas and electricity or other utility services used in the leased premises and shall maintain, replace and repair such utilities, systems and services.

     ARTICLE 15 - EMINENT DOMAIN. In the event of any eminent domain or condemnation proceeding commenced by the filing of a petition in respect to the leased premises during the term hereof, the following provisions shall apply:

     15.1 Total Condemnation of Leased Premises. If the whole of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date and Tenant shall have no claim against Landlord nor the condemning authority for the value of any un-expired term of this Lease, except as set forth in subsection 15.4 below.

     15.2 Partial Condemnation. If any part of the leased premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the leased premises substantially unsuitable for the business of Tenant in the reasonable opinion of


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Landlord or Tenant, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding. Tenant shall have no claim against Landlord nor the condemning authority for the value of any un-expired term of this Lease and rent shall be adjusted to the date of such termination, except as set forth in subsection 15.4 below. In the event of a partial taking or condemnation which is not extensive enough to render the leased premises unsuitable for the business of Tenant in the reasonable opinion of Tenant and Landlord, then Landlord shall promptly restore the leased premises so as to constitute the remaining premises a complete architectural unit, and this Lease shall continue in full force and effect with a proportionate abatement of rent based on the portion of the leased premises taken. The rent shall also abate during restoration as to the portion of the leased premises rendered un-tenantable.

     15.3 Landlord's Damages. In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant, except as set forth in subsection
15.4 below shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, Tenant hereby expressly waiving any right or claim to any part thereof.

     15.4 Tenant's Damages. Although all damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any cost or loss to which Tenant might be put in removing and relocating Tenant's inventory, merchandise, equipment and personal property, as well as the unamortized cost of Tenant's improvements and alterations.

     ARTICLE 16 - DAMAGE.

     16.1 Partial or Total Destruction. In case the leased premises shall be partially or totally destroyed by fire or other casualty insurable under full standard fire and extended coverage insurance (which Landlord shall be obligated to maintain throughout the term hereof as hereinafter provided) so as to become partially or totally un-tenantable, the same, unless Landlord shall elect not to rebuild, shall be repaired as speedily as possible at the cost of Landlord and the rent based upon the amount of the leased premises rendered un-tenantable shall be abated until so repaired. Landlord shall not be responsible for restoring or repairing leasehold improvements of Tenant or any other property of Tenant.

     16.2 Fire Insurance Provision.

     16.2.1 Tenant shall not carry any stock of goods or do anything in or about the leased premises which will in any way impair or invalidate the obligation of any policy of insurance on or in reference to the leased premises or the building in which the leased premises are situated. Tenant agrees to pay upon demand, as additional rent, any premiums for insurance that may be charged or increases in premiums charged during the term of this Lease on the amount of insurance to be carried by Landlord on said leased premises or the building located thereon resulting from the business carried on in the leased premises by Tenant, whether or not Landlord has consented to

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same and in determining such premiums or increases, the alternative premiums shall be considering the leased premises as being occupied by a business which would entail minimum insurable risk.

     16.2.2 Landlord hereby waives and releases all claims, liabilities and causes of action against Tenant and employees for loss or damage to, or destruction of, the leased premises or buildings and other improvements situated on the property resulting from fire, explosion or the other perils included in an "all risk" type coverage insurance or in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise provided its insurers also waive their similar rights of subrogation against such parties. Likewise, Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its employees or other tenants in the building for loss or damage to, or destruction of, any of the improvements, fixtures, trade fixtures, equipment, supplies, merchandise and other property of any kind or nature, whether that of Tenant or of others in, upon or about the leased premises or the buildings or improvements of which the leased premises are a part resulting from fire, explosion or the other perils included in an "all risk" type coverage insurance or in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. If an additional "waiver of subrogation premium" is charged because of Landlord or Tenant, Tenant shall be required to pay the same to keep these waivers in force.

     16.2.3 Landlord will keep in force a standard form of "All Risk" type Fire and Extended Coverage Insurance with replacement cost endorsement, which policy will contain one year's loss of rental provisions in the event of damage or destruction of the building and including public liability insurance of Landlord with respect to the leased premises with limits of $2,000,000 for injury or death to any one person, $3,000,000 for injury or death to more than one person, and $500,000 with respect to damage to property. In addition, Landlord shall maintain an umbrella insurance policy in the amount of $5,000,000. Tenant shall pay 1/12 of the annual cost of such insurance premiums as additional monthly rent pursuant to Article 33. Partial years will be pro-rated. Tenant shall have sole responsibility to insure its leasehold improvements, trade fixtures, fixtures, furnishings, inventory, personal property and equipment.

     ARTICLE 17 - SURRENDER. On the last day of the term demised or on the sooner termination thereof, Tenant shall peaceably surrender the leased premises in good order, condition and repair, broom-clean, reasonable wear and tear and casualty loss only excepted. On or before the last day of the term or the sooner termination thereof, Tenant shall, at its expense, remove its trade fixtures, personal property and equipment and signs from the leased premises and any property not removed shall be deemed abandoned. Any damage caused by Tenant in the removal of such items shall be repaired by and at Tenant's expense. All alterations, additions, improvements and fixtures (other than Tenant's trade fixtures and equipment) which shall have been made or installed by either Landlord or Tenant upon the leased premises and all flooring shall remain upon and be surrendered with the leased premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration or termination of this Lease; provided, however, that Tenant may remove and relocate any heating, ventilating, air conditioning, air handling and other mechanical equipment (whether or not such equipment constitutes a "fixture" under applicable law) that was installed by Tenant at Tenant's expense, provided that Tenant shall repair any roof penetrations or other damages (other than normal wear and tear) that directly result from such removal. If the leased premises be so surrendered at the end of the term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the leased premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the leased premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of combinations of any locks and safes on the leased premises.

     ARTICLE 18 - DEFAULT OF TENANT AND REMEDIES.

EVENTS OF DEFAULT

     18.1 Bankruptcy of Tenant. It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within ninety (90) days, or whenever a petition is filed by or against (to the extent not dismissed within ninety (90) days) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law or like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

     18.2 Default Provisions. Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment when due hereunder subject to written notice by Landlord of such default and Tenant's failure to cure such default within ten (10) days thereafter, provided that Landlord shall only be required to give Tenant one written notice of any monetary default within any twelve (12) calendar month period; or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of thirty (30) days after Landlord's delivery to Tenant of written notice of such default under this subsection 18.2(b); provided, however, that if the default cannot, by its nature, be cured within such thirty (30) day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial thirty (30) day cure period, then Landlord shall not exercise its remedies under Article 18 unless such default remains uncured for more than sixty (60) days after Landlord's notice.

RIGHTS AND REMEDIES

     18.3 Landlord's Cure Rights Upon Default of Tenant. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant upon compliance with any notice requirements and cure periods set forth in Article 18.2.

     18.4 Landlord's Remedies. In the event of any default by Tenant under this Lease, Landlord, at its option, and after the proper notice and cure period, but without additional notice or demand from Landlord, if any, as provided in Article 18.2 has expired, may, in addition to all other rights and remedies provided in this Lease, or otherwise at law or in equity, but at all times subject to legal requirements:
(a) terminate this Lease and Tenant's right of possession of the leased premises; or (b) terminate Tenant's right of possession of the leased premises without terminating this Lease; provided, however, that Landlord shall use its reasonable efforts, whether Landlord elects to proceed under Subsections (a) or
(b) above, to relet the leased premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. In the event of the termination of this Lease by Landlord pursuant to (a) above, Landlord shall be entitled to recover from Tenant (i) all damages and other sums that Landlord is entitled to recover under any provision of this Lease or at law or in equity, including, but not limited to, all fixed dollar amounts of Base Rent and Additional Rent accrued and unpaid for the period up to and including such termination date; (ii) all other additional sums payable by Tenant, or for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord, under any of the provisions of this Lease, that may be then owing and unpaid; (iii) all costs and expenses (including, without limitation, court costs and attorneys' reasonable fees) incurred by Landlord in the enforcement of its rights and remedies under this Lease; and (iv) any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the positive difference, if any, between
(x) the discounted present value (at 6% per annum) of the Base Rent provided to be paid for the remainder of the term (measured from the effective termination date of this Lease) and (y) the fair market rental value of the leased premises (determined at the date of termination of this Lease) after deduction (from such fair market rental value) of all of Landlord's reasonably anticipated expenses of reletting. If Landlord elects to pursue its rights and remedies under Subsection (b), then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Subsection (a). For purposes of any reletting, Landlord is authorized to decorate, repair, alter and improve the leased premises to the extent deemed necessary by Landlord, in its sole, but reasonable, discretion. If the leased premises are relet and a sufficient sum is not realized therefrom, to satisfy the payment, when due, of Base Rent and Additional Rent reserved under the Lease for any monthly period (after payment of all Landlord's reasonable expenses of reletting), then Tenant shall, in Landlord's sole judgment, either (i) pay any such deficiency monthly or (ii) pay such deficiency on an accelerated basis, which accelerated deficiency shall be discounted at a rate of six percent (6%) per annum. If Landlord fails to relet the leased premises, then Tenant shall pay to Landlord the sum of (x) the projected costs of Landlord's reasonable expenses of reletting (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord and (y) the accelerated amount of Base Rent and Additional Rent due under the Lease for the balance of the term, discounted at a rate of six percent (6%) per annum. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In the event Landlord elects, pursuant to Subsection (b) of this Article 18.4, to terminate Tenant's right of possession only, without terminating this Lease, Landlord may, at Landlord's option, enter into the leased premises, remove Tenant's Property, Tenant's signs and other evidences of tenancy, and take and hold possession thereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Base Rent and Additional Rent reserved hereunder for the full term, or from any other obligation of Tenant under this Lease. Any and all property that may be removed from the leased premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the end of the term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant.

     18.5 Additional Rights of Landlord. Any and all reasonable and actual costs, expenses and disbursements, of any kind of nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease, including reasonable attorneys' fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord's submission of an invoice therefor. All sums advanced by Landlord or Agent on account of Tenant under this Article, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of three percent (3%) per annum above the "prime" or "reference" or "base" rate of interest publicly announced as such, from time to time, by U.S. Bank National Association, from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord's or Agent's submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

     18.6 Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) "adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code
Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of two (2) times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

     ARTICLE 19 - GENERAL. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of Landlord and Tenant. No waiver of any default by a party hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent to or approval by Landlord of any act by Tenant requiring Landlord's consent or approval shall not waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant. Each term and each provision of this Lease performable by a party shall be construed to be both a covenant and a condition. No action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant's possession of the leased premises. The marginal or topical headings of the several articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in the Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of the Lease. This paragraph likewise applies in favor of Tenant to the same extent as if it had been retyped with the applicable terminology reversed.

     19.1 Entire Agreement. This Lease and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

     19.2 Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     ARTICLE 20 - HOLDING OVER. In the event Tenant remains in possession of the leased premises herein leased after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying said leased premises as a tenant from month-to-month, subject to all the conditions, provisions and obligations of the Lease insofar as the same can be applicable to a month-to-month tenancy except that the base monthly rental referred to in
Article 2 shall be increased 150% of the amount due on the last month prior to such expiration.

     ARTICLE 21 - QUIET ENJOYMENT. Landlord covenants and agrees with Tenant and upon Tenant paying the rent and performing all of the terms and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the leased premises hereby leased for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.

     ARTICLE 22 - REAL ESTATE TAXES. Pursuant to Article 33, beginning on the Commencement Date, Tenant shall pay, as additional monthly rent, 1/12 of all of the real estate taxes and installments of assessments (including interest thereon) attributable to the land and building of the leased premises, including the parking area and any and all charges or fees imposed by any City County or State, whether by special assessment or otherwise, for services rendered or to be rendered in the future to or for the benefit of all or any part of the leased premises and which are due and payable during the term or any renewal term of this Lease Partial years shall be equitably prorated. Landlord shall have the right, if Landlord's future mortgagee so requires or if Tenant shall be in default with respect to any of the terms or conditions of this Lease, to call for Tenant to escrow such real estate taxes and special assessments and insurance premiums in advance on a monthly basis.

     Landlord reserves the right to appeal and abate the real estate taxes due and payable during any year during the term or terms of this Lease and if any such real estate taxes are reduced, Tenant's obligation shall only be with respect to the actual amount so determined (plus reasonable attorneys' fees and costs incurred in so appealing or abating), and Tenant shall receive a rebate from Landlord of any amount in excess thereof. If Landlord does not contest real estate taxes, after first consulting with Landlord and receiving Landlord's consent and approval, which shall not be unreasonably withheld, Tenant shall have the right, at its own expense and in its own name, or Landlord's name, to contest any such real estate taxes and seek to appeal or abate real estate taxes due and payable during any year of the term of this lease, by appropriate proceedings diligently conducted in good faith, but only after payment of such amount and/or item in question unless said payment would operate as a bar to such contest or appeal or interfere materially with the prosecution thereof. Upon final determination of any such proceedings, Tenant shall immediately pay any amount plus interest, fees, penalties or other liability in connection therewith as finally determined in such proceedings to be due. If real estate taxes paid or to be paid by Tenant are reduced or increased, Tenant's obligation shall only be with respect to the actual amount so determined, and Tenant shall be entitled to an equitable a rebate from Landlord of any amount in excess of said reduced real estate taxes and costs incurred in appealing or abating or shall pay the increased amount of such taxes if they are increased together with the costs incurred in appealing or abating.

     Landlord shall at its own expense (which shall not be charged to Tenant as part of Operating Expenses (defined below) complete the ongoing tax abatement action it has commenced for the building prior to the date hereof in Hennepin County.

     ARTICLE 23 - RECORDING. Tenant shall not record this Lease without the written consent of Landlord, however, upon the request of Landlord, Tenant shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recordation. Said memorandum or short form of this Lease shall describe the parties, the leased premises and the term of this Lease and shall incorporate this Lease by reference.

     ARTICLE 24 - OVERDUE PAYMENTS. All monies due hereunder from Tenant to Landlord, unless otherwise specified, shall be due on demand, and if not paid when due, shall bear interest at the rate of ten percent (10%) per annum until paid and Landlord shall have the right to charge a late charge of $150.00 for each month that any installment remains unpaid.

     ARTICLE 25 - NOTICES. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by registered or certified return receipt mail to Tenant at the address of the leased premises, and to Landlord at 9601 Newton Avenue South Suite C Bloomington, Minnesota 55431, and either party may by like written notice at the address where rent is currently paid at any time designate a different address to which notices shall subsequently be sent.

     ARTICLE 26 - SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof shall be binding upon and inure to the successors in interest and assigns of the parties hereto.

     ARTICLE 27 - NON-LIABILITY. Landlord, except for Landlord's intentional or negligent acts, shall not be liable for any damage to property of Tenant or of others located on the leased premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the leased premises or from the pipes, appliances, or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatever nature, except for Landlord's intentional or negligent acts or due to Landlord's breach of any obligation set forth in this Lease. Landlord shall not be liable for any such damage caused by other tenants or persons in the leased premises, occupants of adjacent property, of the entire building, or the public or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be responsible for latent defects in the portions of the building which forms a part of the leased premises. All property of Tenant kept or stored on the leased premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be caused by the willful act or gross negligence of Landlord. The obligations of Tenant under this Lease shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord's failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the leased premises, or by reason of any requirement, act or omission of any public utility or others serving the Property, beyond Landlord's reasonable control.

     ARTICLE 28 - COMPLIANCE WITH LAWS

     28.1 Compliance with Laws. Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions pertaining thereto (collectively, "Laws") pertaining to Tenant's use of the leased premises, including, without limitation, any and all laws pertaining to Hazardous Materials (as hereinafter defined) or which otherwise deal with or relate to air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind (collectively, "Environmental Laws") and solely with respect to Tenant's improvements, the Americans with Disabilities Act, 42 U.S.C. Sections 12101-12213, whether or not any of the foregoing were in effect at the time of the execution of this Lease. If any license or permit is required for the conduct of Tenant's business in the leased premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain in good standing such license or permit. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any law or requirement of any governmental or administrative authority with respect to the leased premises or the use or occupation thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that any such Law pertaining to the leased premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

     28.2 Hazardous Materials. Tenant shall not generate, transport, store, use, treat or dispose of any Hazardous Material (defined below) at, to, from, on or in the leased premises, without the prior written consent of Landlord in each instance, which consent may be withheld by Landlord in its sole and absolute discretion for any Hazardous Material other than commercially reasonable research and development quantities of Hazardous Materials for which consent may be withheld by Landlord in its reasonable discretion. Landlord hereby consents and agrees to the generation, storage, use, treatment and disposal by Tenant in compliance with all applicable Environmental Laws of commercially reasonable research and development quantities of the Hazardous Materials (defined below) previously identified to Landlord and listed on Schedule 28.2 attached hereto. If during the term (or any extension thereof) any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in the leased premises: (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all laws (federal, state or local) relating to Hazardous Materials, including, but not limited to, all Environmental Laws, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the leased premises or any portion of the Property, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the leased premises, of any Hazardous Materials; (iii) Landlord, Agent and their respective agents and employees shall have the right to enter the leased premises and/or conduct appropriate tests for the purposes of ascertaining Tenant compliance with all applicable laws (including Environmental Laws), rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from the leased premises, the Property or any portion thereof; and (iv) upon reasonable written request by Landlord or Agent, Tenant shall provide Landlord with the results of appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from the Property or any portion thereof. This Article 28.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the leased premises in contravention of this
Article 28. Tenant covenants to investigate, clean up and otherwise remediate any release of Hazardous Materials caused, contributed to (but only to the extent of such contribution) or created by Tenant or any of Tenant's Parties at its sole expense. If such release is required to be reported under Environmental Laws, such investigation and remediation shall be performed only after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (a) Tenant shall be entitled to respond immediately to an emergency without first obtaining such consent, and (b) Tenant may respond without such consent to comply with any order or Environmental Law. All remediation shall be performed in strict compliance with Environmental Laws and to the commercially reasonable satisfaction of Landlord; provided, however, that Tenant shall have control over any such remediation. Tenant shall be liable for any and all conditions covered hereby, and for all costs relating thereto, which were caused or created by Tenant or any of Tenant's Parties. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the leased premises without first obtaining Landlord's written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and affording Landlord the reasonable opportunity to participate at Landlord cost and expense in any such proceedings. As used herein, the term "Hazardous Materials" shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not air-borne) which is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant which is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which presents a risk to public health or to the environment, and which is or becomes regulated by any Environmental Law. Landlord represents and warrants that, to the best of Landlord's knowledge, as of the date of mutual execution of this Lease, the leased premises are free of all Hazardous Materials.

     ARTICLE 29 - MISCELLANEOUS.

     29.1 It is agreed by and between the parties hereto that all the agreements herein contained upon the part of Tenant, whether technically covenants or conditions, shall be deemed conditions for the purpose hereof, conferring upon Landlord, in the event of breach of any of said agreements, the right to terminate this Lease.

     29.2 Tenant shall at Landlord's request execute such documents and instruments, including but not limited to an "assignment of rents" that may be required, from time to time, by Landlord's mortgagee(s) provided that such documents and instruments are in form and content reasonably satisfactory to Tenant.

     29.3 In case there is more than one Landlord the obligation of Landlord executing this Lease shall be joint and several. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The covenants and agreements contained herein shall be binding upon and be enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns, subject to the restrictions herein imposed on assignment by Tenant.

     29.4 Tenant hereby waives any rights of redemption or reinstatement of this Lease (whether at law or in equity) in the event of an expiration or sooner termination of this Lease. This Lease has been a negotiated lease and neither party shall be deemed the drafter of this lease and in construing and determining the intent of the parties or interpreting any language herein there shall not be a determination that any term or condition or any language shall be construed for or against any party merely because of such parties possible status as a drafter of all or any portion of this Lease.

     29.5 The paragraph headings of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this agreement or any provision thereof or in any way affect this agreement.

     29.6 Should the leased premises contain access ways to the roof, sprinkler equipment, electrical equipment or any other such mechanical equipment whether contained in a separate room or not, Landlord reserves the right of free access to same through Tenant's leased premises for his agents and representatives at reasonable business hours and upon reasonable prior notice (except in the case of an emergency). Landlord shall use commercially reasonable efforts to minimize its interference with Tenant's ongoing business operations at the leased premises.

     29.7 This Lease may be executed in counterparts and when so executed shall constitute one agreement binding on all parties hereto, notwithstanding that they are not signatory to the original or same counterpart.

     ARTICLE 30 - INTENTIONALLY DELETED.

     ARTICLE 31 - OPTIONS TO RENEW. If this Lease is not previously canceled or terminated and if Tenant is not in material default with respect to any of the terms and conditions of this Lease, Tenant shall have two (2) successive options to renew this Lease upon the same terms and conditions contained in this Lease for two additional terms of three (3) years each commencing on the date the original lease term would expire or the date the first option period would expire, whichever the case may be. Base rent for the two option terms shall be the then current fair market rental for the leased premises in its then as-is condition (except that the non-office space of the leased premises shall be valued as if no alterations, installations or improvements had been made by

Tenant), but in no event less than base rent for the last year of the immediately preceding term of this Lease. Fair market rental shall be determined as follows:

     31.1 Landlord and Tenant shall endeavor in good faith to reach agreement on the then current market rental rate.

     31.2 In the event that full agreement is not reached on such values within 30 days after notice of exercise of the second option by Tenant, then, within 10 days, Landlord and Tenant shall each designate an MAI real estate appraiser to determine the then current market rental rate. In the event one party does not appoint an appraiser within such period, the current market rental rate of the appraiser chosen by the other party shall be controlling. In the event both parties timely appoint an appraiser, those two appraisers, together with a third appraiser appointed by the previously appointed appraisers, shall value the then current market rental rate for the leased premises. All current market rental rate evaluations shall be completed within 30 days. In the event the appraisers designated under this procedure are unable to agree upon a third appraiser within 30 days of their appointment, the chief judge of the Fourth Judicial District of the State of Minnesota shall appoint such third appraiser and the agreement of any two of such appraisers shall determine the then current fair market rental rate of the leased premises for the purpose of the renewal term contained herein and if no two such appraisers can so agree, then the average of the two closest appraiser's determinations of fair market rental rate shall be controlling. Notwithstanding anything contained herein to the contrary, the then current market rental rate, as determined by the appraisers, shall not be less than the amount paid in the last year of the immediately preceding term. Tenant must give Landlord 270 days advance written notice of the exercise of any option specified herein which shall be sent certified mail, return receipt requested at the place for notices specified in this Lease.

     ARTICLE 32 - SECURITY DEPOSIT. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum of $24,087.50 as a security deposit (the "Security Deposit"). The Security Deposit (which shall not bear interest to Tenant) shall be considered as security for the payment and performance of the obligations, covenants, conditions and agreements contained herein. The Security Deposit shall not constitute an advance payment of any amounts owed by Tenant under this Lease, or a measure of damages to which Landlord shall be entitled upon a breach of this Lease by Tenant or upon termination of this Lease. Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to remedy any default in the payment of rent or additional rent or to satisfy any other obligation of Tenant hereunder, and Tenant shall promptly, on demand, restore the Security Deposit to its original amount. If Landlord transfers its interest in the leased premises during the term, Landlord will assign the Security Deposit to the transferee who shall become obligated to Tenant for its return pursuant to the terms of this Lease, and thereafter Landlord shall have no further liability for its return.

     ARTICLE 33 - OPERATING EXPENSES. Landlord and Tenant hereby agree that, except as described in the second paragraph of this Section and except with respect to any expense which is defined hereunder to be the responsibility of Landlord, it is the intention of the parties that this Lease shall be absolutely net to Landlord, so that this Lease shall yield, net to Landlord, the base rent specified in Article 2. Accordingly, all reasonable costs or expenses of whatever character, nature or kind, general and special, ordinary and extraordinary, foreseen or unforeseen, that may be necessary with respect to the occupancy, use or operation of the leased premises and any improvements thereon, and Tenant's authorized use thereof during the entire term of this Lease, shall be paid by Tenant. All provisions of this Lease relating to costs and expenses are to be construed in light of such intention and purpose to construe this lease as a "net lease." In addition to the monthly installments of base rent, subject to the specific exclusions set forth in this Article 33, Tenant shall pay on a monthly basis as Additional Rent during the term hereof all reasonable costs and expenses of every kind relating to the leased premises, including but not limited to utilities and all "Operating Expenses," which shall mean all costs and expenses incurred by Landlord in managing, cleaning, operating, maintaining, repairing and insuring the leased premises and the amortized cost of equipment used in maintenance; and capital improvements necessary to preserve or maintain the leased premises and all improvements to the leased premises or required by any law, rule, regulation or order of any governmental or quasi-governmental authority. Capital expenditures that otherwise qualify to be included in Operating Expenses will be depreciated at 8% over the useful life of the capital item as determined under U. S. Generally Accepted Accounting Principles and only one year's depreciation shall be included in Operating Expenses in any given year. Operating Expenses shall include, but not be limited to, management fees and expenses not to exceed 4.5% of gross rent each year, the total cost incurred for fire and extended coverage and liability insurance premiums due and payable with respect to the leased premises; water; sewer; gardening, lawn and landscape care; paving maintenance and repair; snow removal; line painting; sign maintenance; exterior maintenance and repair; security equipment and services and the costs of personnel and contractors to implement said services, but specifically excluding structural repairs which are the responsibility of Landlord pursuant to Article 6 hereof. Operating Expenses shall specifically exclude costs reimbursed by insurance proceeds or third parties; interest or other payments on indebtedness of Landlord; leasing commissions; marketing or advertising expenses; professional fees related to ownership of the property, financing of the property or related to other existing or prospective tenants; tenant improvements; income taxes; late fees incurred by Landlord for late payment of bills; amounts paid to an affiliate of Landlord that are in excess of competitive rates for similar quality goods or services; expenses resulting from the negligence of Landlord, its employees, vendors and invitees; costs incurred to repair defects in original design or construction of the building; bad debt or loss reserve or capital reserve amounts; charitable expenditures; travel costs; expenses for repairs or maintenance to the extent same are reimbursed to Landlord due to warranties, guaranties or service contracts by third parties; or education costs. Operating Expenses shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord at the beginning of each twelve (12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each calendar month. If at any time during such twelve (12) month period, it shall appear that Landlord has underestimated or overestimated Operating Expenses, Landlord may re-estimate Operating Expenses and may bill Tenant for any deficiency (or credit Tenant for any excess, as the case may be) which may have accrued during such twelve (12) month period and thereafter the monthly installment payable by Tenant shall also be adjusted. Within one hundred (100) days after the end of each such twelve (12) month period, Landlord shall deliver to Tenant a statement of Operating Expenses by line item and Real Estate Taxes for such twelve (12) month period and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and each party hereby agrees that Tenant shall pay Landlord or Landlord shall credit Tenant' s account (or, if such adjustment is at the end of the term, pay Tenant), within thirty (30) days of receipt of such statement, the amount of any excess or deficiency in Operating Expenses and Real Estate Taxes paid by Tenant to Landlord during such twelve (12) month period. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant from its obligations hereunder.

     Provided no material event of default has occurred and is continuing, Tenant or representatives designated by Tenant may inspect and copy Landlord's books and records related to Operating Expenses which shall be maintained by Landlord during the term of this Lease and for one (1) year after the expiration or earlier termination of this Lease. Tenant's inspection shall be conducted in the location where Landlord maintains the books and records during reasonable business hours and upon no less than ten (10) business days' advance written notice. Such notice shall be provided within 90 days following delivery by Landlord of the finalized statement of Operating Expenses for the prior year. In the event that the books and records are not made available within a reasonable time after Tenant's request, no further payment of estimated Operating Expenses shall be due until Tenant is furnished reasonable access to the books and records. Tenant shall pay for the costs of its inspection; provided, however, that if it is determined that Operating Expenses are in error by an amount of three percent (3%) or more of Tenant's Operating Expenses for the year in question, then Landlord shall reimburse Tenant (x) for its reasonable out-of-pocket costs for the inspection and (y) the full amount of such overpayment, with interest at the then prevailing Prime Rate (as set forth in the Wall Street Journal) plus two percentage points from the date of such overpayment until the date payment is made by Landlord. Landlord shall not charge an administrative or other fee to accommodate such inspection. If, after such inspection, Tenant still disputes the statement of Operating Expenses, then either party may refer the decision of the issues raised to a final and binding arbitration in Minneapolis, Minnesota, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Landlord and Tenant shall cooperate with each other to conclude such arbitration on an expedited basis. The reasonable fees and expenses involved in such arbitration shall be born by the party that did not prevail in the arbitration.

     During the first lease year, based on only 25,000 square feet in the leased premises, Tenant's share of Operating Expenses shall be $55,942.00 for the year, payable in equal monthly installments with base rent. During the first lease year, Landlord shall discount the Operating Expenses by $37,192.00 so that the actual net Operating Expenses paid by Tenant in the first lease year are $18,750.00.

     ARTICLE 34 - EXCULPATION. Tenant agrees to look solely to Landlord's interest in the building for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners whether general or limited (if Landlord is a partnership) or its directors, governors, officers, members, or shareholders (if Landlord is a limited liability corporation or corporation), shall never be personally liable for any judgment.

     ARTICLE 35--INDEMNIFICATION.

     35.1 Tenant Indemnification. Tenant hereby indemnifies, defends, and holds Landlord, Agent and their respective affiliates, owners, partners, directors, officers, agents and employees (collectively, "Landlord Indemnified Parties") harmless from and against any and all Losses (defined below) arising from or in connection with (a) the conduct or management of either or both the Property and the leased premises or any business therein, or any work or Alterations done, or any condition created (other than by Landlord) in or about the leased premises during the term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the leased premises, except to the extent of Landlord Indemnified Parties' negligence or willful misconduct;
(b) any willful misconduct or intentional act or omission or negligence of Tenant or Tenant's Persons; (c) any accident, injury or damage whatsoever (unless caused by any of the Landlord Indemnified Parties' negligence or willful misconduct) occurring in, at or upon either or both of the Property and the leased premises, except to the extent of Landlord Indemnified Parties' negligence or willful misconduct; (d) any breach by Tenant of any of its warranties and representations under this Lease; (e) any actions necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) any violation or alleged violation by Tenant of any Law including, without limitation, any Environmental Law; (g) any breach of the provisions of Article 9 by Tenant or any of Tenant's Parties; (h) any Hazardous Use on, about or from the leased premises or the Property of any Hazardous Materials; (i) claims for work or labor performed or materials supplies furnished to or at the request of Tenant; and (j) claims arising from any harm to the leased premises arising out of or relating to any breach or default on the part of Tenant in the performance of any covenant contained in this Lease (collectively, "Tenant's Indemnified Matters"). In case any action or proceeding is brought against any or all of Landlord and Landlord Indemnified Parties by reason of any of Tenant's Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant shall control the defense of any such action or proceeding, provided that if Landlord chooses, at its expense, to retain its own counsel, Tenant and its counsel shall reasonably cooperate with Landlord and Landlord's counsel. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages (whether direct or indirect, known or unknown, foreseen or unforeseen, provided that all such damages be actual, and not consequential or speculative), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the leased premises or the Property, damages for the loss or restriction on use of any space or amenity within the leased premises or the Property, damages arising from any adverse impact on marketing space in the Property, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, reasonable attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. The provisions of this Article
35.1 shall survive the expiration or
termination of this Lease. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Tenant to Landlord shall be limited to $50,000,000.00.

     35.2 Landlord Indemnification. Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all claims, Losses, costs, damages (actual, but not consequential or speculative), judgments, causes of action, administrative proceedings and third-party expenses (including, but not limited to, court costs and attorneys' reasonable fees) actually suffered or incurred by Tenant as the sole and direct result of any negligent, willful or intentional acts or omissions of any or all of Landlord, Agent and any parties within the direct and sole control of either of Landlord or Agent or any breach of Landlord's representations and warranties under this Lease. In the event that any action or proceeding is brought against Tenant, and the foregoing indemnity is applicable to such action or proceeding, then Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant shall be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. The provisions of this Article 35.2 shall survive the expiration or termination of this Lease.

     ARTICLE 36 - BROKERAGE. Tenant has been represented by The Tegra Group, Inc. Landlord will pay a brokerage fee totaling $82,726.96 to The Tegra Group, Inc., consisting of five percent (5%) of the Gross Rent for the period to August 31, 2005, and five percent (5%) of the net rent payable thereafter for the following five (5) years. The brokerage fee will be payable in three (3) equal installments on each of (a) the day this Lease is mutually executed, (b) February 1, 2005, and (c) September 1, 2005. Landlord has been represented by its own staff in the negotiation of this Lease.

     ARTICLE 37 - RIGHT OF FIRST OFFER FOR EXPANSION. Provided Tenant is not in material default under this Lease, and subject only to pre-existing rights of existing tenants, Tenant will be provided a right of first offer to lease any space that becomes available in the building immediately south of the leased premises during the term of this Lease or its extension(s). Upon availability of any such space, Landlord will provide written notice to Tenant, including the quoted rental terms, at least ten (10) business days before offering such space to others. Failure of Tenant to accept such offer of space within such ten (10) business-day period shall be deemed to be a waiver of Tenant's right of first offer solely with respect to such space.

     ARTICLE 38 - SNDA CONTINGENCY. Tenant may terminate this Lease up to the time Tenant executes a reasonably acceptable subordination, non-disturbance and attornment agreement with Landlord's lender. Landlord and Tenant agree that the form of SNDA attached hereto as Schedule 38 is reasonably acceptable. Landlord shall endeavor to obtain its lender's consent to such agreement as promptly as possible after mutual execution of this Lease. Tenant's right to terminate this Lease based upon this provision shall end on the date when Tenant and lender execute and deliver the SNDA, and in no event will this contingency last longer than thirty (30) days after the date of mutual execution of this Lease.

             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                        LANDLORD:

                                        WEST REAL ESTATE AND MANAGEMENT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Date:
                                              ----------------------------------


                                        TENANT:

                                        ATMI PACKAGING, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Date:
                                              ----------------------------------

Tenant's obligations under this Lease are guaranteed by ATMI, Inc., a Delaware corporation, pursuant to a separate corporate Guaranty attached hereto as Exhibit B.

                          [Signature Page to Lease for
              10851 Louisiana Avenue South, Bloomington, Minnesota]

                                    EXHIBIT A

                          FLOOR PLAN OF LEASED PREMISES

                                    EXHIBIT B
                                    GUARANTY

     FOR VALUE RECEIVED, in consideration for, and as an inducement to Landlord to enter into the foregoing lease dated October 21, 2004, by and between WEST REAL ESTATE AND MANAGEMENT, INC., a Minnesota corporation ("Landlord"), and ATMI PACKAGING, INC., a Minnesota corporation ("Tenant"), for the premises described as 68,040 square feet in the building located at 10851 Louisiana Avenue South, Bloomington, Minnesota (the "Lease"), the undersigned guarantor ("Guarantor") hereby irrevocably, absolutely and unconditionally guarantees to Landlord, its heirs, legal representatives, successors and assigns, the payment of rent and all other payments to be made by Tenant under the Lease and the full performance and observance by Tenant of all the other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant, for which the undersigned shall be a primary obligor, jointly and severally liable with Tenant.

     The undersigned Guarantor hereby waives notice of acceptance of this Guaranty and all other notices in connection herewith, except as otherwise expressly provided herein, or in connection with the liabilities, obligations, and duties guaranteed hereby, including notices of default by Tenant under the Lease, and waives diligence, presentment, and suit on the part of Landlord in the enforcement of any liability, obligation, or duty guaranteed hereby.

     Whether or not any existing relationship between Guarantor and Tenant has been changed or ended and whether or not this Guaranty has been revoked, Landlord may, but shall not be obligated to, enter into transactions resulting in the modification, creation or continuance of the Lease without any consent or approval by Guarantor and without any notice to Guarantor so long as in each case Guarantor is then an Affiliate of Tenant (as such term is defined in the Lease). Guarantor expressly agrees that Landlord may proceed against Guarantor separately and jointly, before, after, or simultaneously with proceeding against Tenant, or any other person for default; and this Guaranty shall not be terminated, affected or impaired in any way or manner whatever by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, by reason of summary or other proceedings against Tenant, by the omission of Landlord to enforce any of its rights against Tenant, or by reason of any extensions of time indulgence, compromise, settlement or variation of terms granted by Landlord to Tenant (except to the extent that Tenant satisfies or has satisfied any monetary or non-monetary obligation of Tenant under the Lease), and shall not be affected by any termination of the Lease to the extent that Tenant thereafter continues to be liable thereunder.

     The undersigned further covenants and agrees:

1. All capitalized terms herein shall have the same meaning as in the Lease unless the context requires otherwise.

2. That the undersigned will be bound by all the provisions, terms, conditions, restrictions, and limitations contained in the Lease as though Guarantor were named therein as Tenant.

3. Guarantor expressly agrees that the validity of this Guaranty and its obligation hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord by said Lease. Failure of Landlord to insist upon strict performance or observance of any of the terms, provisions, or covenants of the Lease or to exercise any right contained therein shall not be construed as a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent (or any other monetary sum or acceptance of performance of any obligation of Tenant under said Lease) with knowledge of the breach of any provision of said Lease shall not be deemed a waiver of such breach. Waiver by Landlord of any right of Landlord against Tenant under said Lease shall not constitute a waiver as against Guarantors or in any other way inure to the benefit of Guarantor (unless Landlord agrees in writing that the liability of Guarantor under this Guaranty is thereby affected).

4. This Guaranty shall be irrevocable, absolute and unconditional and shall remain and continue in force and effect for (a) any renewal, extension, modification or amendment of the Lease so long as in each case Guarantor is then an Affiliate of Tenant (as such term is defined in the Lease); (b) any assignment or transfer by Landlord; (c) any assignment or transfer or subletting by Tenant except that if the obligation of such assignee, transferee or sublesee are guaranteed by a third party having net assets equal to or greater than that of Guarantor and reasonably acceptable to Landlord this Guaranty shall be automatically null and void; (d) death of any Tenant who may be a natural person; (e) any dissolution of Tenant if Tenant is not a natural person; (f) the fact that Tenant may be a party to any merger, consolidation or reorganization; or (g) any release of any other guarantor, whether or not the undersigned shall have knowledge and have been notified of or agreed or consented to the renewal, extension modification, amendment, assignment, transfer, sublease, death, dissolution, merger, consolidation, reorganization or release, or other modification of the Lease.

5. Each signatory hereto shall be bound by the terms of this Guaranty on a joint and several basis.

6. If Landlord at any time is compelled to take any action or proceeding in court or otherwise to enforce or compel compliance with the terms of the Lease or this Guaranty, the undersigned shall, in addition to any other rights and remedies to which Landlord may be entitled hereunder or in law or in equity, be obligated to all costs and expenses, including reasonable attorneys' fees, incurred or expended by Landlord in connection with the protection, defense or enforcement of the Lease or this Guaranty.

7. Further, Guarantor hereby covenants and agrees to assume the Lease and perform all of the terms and conditions thereunder for the balance of the original term should this Lease be disaffirmed by the Trustee in bankruptcy for Tenant, or at the option of Landlord, the undersigned shall, in the event of Tenant's bankruptcy, make and enter into a new lease for the balance of the original term, which new lease shall be in form and substance identical to this Lease.

8. Until all the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, the undersigned:
     (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the undersigned in compliance with the obligations of the undersigned hereunder; (b) waives any right to enforce any remedy which the undersigned now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of the undersigned hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease. Guarantor hereby further waives any requirement that Landlord first exhaust or pursue Landlord's remedies available under the Lease or any other guaranty or security for Tenant's obligations under the Lease before Landlord proceeds directly and recovers against the Guarantor.

9. With the exception only of the defense of prior payment or prior performance by Tenant (of the obligation which Guarantor is called upon to pay or perform) or the defense that Landlord's claim against Guarantor hereunder is barred by the applicable statute of limitations or the defense of fraud, all defenses of the law of guaranty, indemnification and suretyship, including without limitation, substantive defenses and procedural defenses, are hereby waived and released by Guarantor.

10. If any of Tenant's obligations under the Lease are secured, in whole or in part, by collateral of any type, Landlord may, from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of all or any part of such collateral or subordinate or waive any of its lien rights with respect to all or any part of such collateral or release all or any part of such collateral, without notice to or consent of Guarantor and without in any way impairing, diminishing or releasing the liability of Guarantor under this Guaranty. Under no circumstances shall Landlord be required to first resort to any collateral for any obligation of Tenant as any nature of prerequisite or precondition to invoking or enforcing the liability of Guarantor under this Guaranty.

11. Guarantor acknowledges and represents to Landlord that Tenant executed the Lease and Guarantor executed this Guaranty prior to the time that Landlord executed the Lease; and Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by Guarantor to Landlord has served as a material inducement to Landlord to itself execute and deliver the Lease; and Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by Guarantor, Landlord would not have executed and delivered the Lease.

12. Should any portion of this Guaranty ever be held legally invalid or unenforceable, the balance of this Guaranty shall not thereby be affected, but shall remain in full force and effect in accordance with its terms and provisions.

13. All obligations and liabilities of the undersigned pursuant to this Guaranty shall be binding upon the heirs, legal representatives, successors, and assigns of the undersigned. This Guaranty shall be governed and construed in accordance with the laws of Minnesota.

                                        ATMI, INC.


Date:                                   By
      ------------------------             -------------------------------------
                                        Its
                                            ------------------------------------

          [Signature Page to Guaranty for Lease of ATMI Packaging, Inc.
      of Premises at 10851 Louisiana Avenue South, Bloomington, Minnesota]

                                   SCHEDULE 9
                      BUILDING STANDARD TENANT LEASE FINISH

DEMISING PARTITION OFFICE, WAREHOUSE SEPARATION WALL, AND TOILET WALL PARTITION:
Shall be 5/8" fire rated gypsum wallboard on 6" metal studs to underside of deck with sound attenuation blank in stud cavity. Gypsum wallboard interior face to office and toilet rooms shall be taped, bedded and sanded to accept scheduled wall finish. Gypsum wallboard interior to warehouse shall be fire taped only.

INTERIOR PARTITIONS: Shall be 5/8" fire rated gypsum wallboard on 3-5/8" metal studs to the underside of suspended ceiling grid at 9' 0" above finished floor. One lineal foot of wall will be provided per 12 square feet of office area. Gypsum wallboard is taped, bedded and sanded to accept scheduled wall finish. Gypsum wallboard applications to the inside face of the exterior wall, in office areas only, shall extend to 9' 0" above finish floor, applied to metal furring strips and be taped, bedded and sanded to accept scheduled wall finish.

FLOOR COVERING: Shall be selected from either 30-32 oz. cut pile nylon or 22-26 oz. level loop nylon in building standard colors in office areas. Carpet shall be directly glued down on concrete floor slab. Carpet base shall be 4" carpet base in building standard color. Warehouse area concrete floor slabs have been sealed at the time of installation with curing sealer.

CEILING HEIGHTS/CEILING SUSPENSION SYSTEM AND ACOUSTICAL CEILING TILE: Shall be 24" X 48" lay-in panel in 15/16" exposed white suspended steel grid at 9' 0" clear height in office area. The warehouse ceiling is exposed structure, unpainted, at 23' 6" average clear height to bottom of bar joists.

WALL FINISHES: Two coats of scrubbable flat latex wall paint on office walls in building standard paint manufacturers' colors, including up to 20% deep tone accent colors.

INTERIOR DOORS: Shall be 3' 0" x 7' x 1-3/4" solid core red oak veneer doors with light oak stain and painted metal frames with aluminum finish hardware. Wood frame optional at additional cost. Sidelights are optional at additional cost. One door, door frame and associated hardware will be provided per 300 square feet of office space including the main entrance.

RESTROOMS: Shall consist of two toilet room facilities including all plumbing fixtures to code, exhaust fan and hot water heater. Walls will be painted gypsum board with ceramic tile to 4' 0"above finish floor on fixture wall only and ceramic base throughout. Ceramic tile floor and base shall be provided in toilet rooms and shared corridor space. Toilet room ceiling will be 2' x 4' acoustical ceiling tile. Toilet accessories will include a toilet paper holder and metal toilet partitions (when necessary). All toilet rooms will be handicap accessible.

MECHANICAL: Gas-fired roof top heating/air conditioning units for office area, metered to each tenant with controls in tenant space. Sized for 1ton air conditioning load for 450 square feet of office area. Warehouse space heating shall be sized for the average of 40 BTU per square foot, (assuming the presence of 1 rolling overhead exterior door in warehouse space).

PLUMBING: Toilet room fixtures shall consist of a white porcelain handicap accessible floor mount toilet, a white porcelain lavatory and electric hot water heater sized to service restroom requirements. A handicap accessible drinking fountain will be provided. A commodity wall hung janitor sink will be provided, recessed behind doors when necessary.

FIRE PROTECTION: Wet pipe E.S.F.R. sprinkler system and fire protection controls are installed in building shall as per regulatory codes. One semirecessed head per 225 square feet in the office area and one head per 130 square feet in the warehouse area will be provided. Head relocation, if required by tenant plan, is done under tenant lease finish cost.

ELECTRICAL SERVICE: Shall consist of 120/208 volt, 3-phase service, amp service complete with distribution panel and circuit breakers for only equipment provided.

ELECTRICAL RECEPTACLES: Shall be duplex receptacles providing one receptacle per 100 square feet of office space and one duplex receptacle in warehouse located at panel. One light switch will be provided per 200 square feet of office. Two switches allowed per warehouse space. All receptacle and switchplate covers shall be ivory color.

TELEPHONE: One 4' x 4' plywood telephone board for mounting equipment by others will be provided. Empty conduit through walls to empty box, one telephone outlet will be provided per 200 square feet of office area, located to accommodate tenant's own telephone installation. NO phone cable or equipment will be provided or installed by Landlord. Any communication or computer cable must be fire rated for installation in the air plenum ceiling.

LIGHT FIXTURES: Shall be 2' x 4' recessed fluorescent light fixtures with acrylic prismatic lens, four cool white lamps, one fixture provided per 80 square feel of office. Twenty-five (25) 30-foot candles of light provided in warehouse. The lighting will be 400 watt metal halide high efficiency fixtures.

IMPROVEMENTS PROVIDED AT TENANT'S EXPENSE

All improvements constructed to the Premises that are in addition to the tenant improvements listed in Paragraph I of this Exhibit shall be approved by Landlord and the cost thereof shall be paid by Tenant.

DESIGN OF TENANT IMPROVEMENTS

Tenant shall retain the services of Pope Associates, Inc. or another architect reasonably approved by Landlord for the purposes of office and warehouse layouts to prepare the necessary drawings including without limitation, Basic Plans and Final Plans (Tenant's Plans) for construction of Tenant improvements. All Tenant's Plans shall be subject to approval of Landlord.

                                  SCHEDULE 28.2
                               HAZARDOUS MATERIALS